UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/13/2013

LinkedIn Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35168

Delaware	47-0912023
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2029 Stierlin Court
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 687-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On June 13, 2013, LinkedIn Corporation (the "Company") held its annual meeting of stockholders at the Sheraton Palo Alto Hotel in Palo Alto, CA (the "Meeting"). At the Meeting, LinkedIn stockholders voted on two proposals, both of which are described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2013. Present at the Meeting in person or by proxy were holders of shares representing 83,471,784 votes of Class A Common Stock and holders of shares representing 170,885,620 votes of Class B Common Stock representing 91% of the eligible votes, constituting a quorum.

The stockholders of the Company voted on the following items at the Meeting:

1.        To elect two Class II directors; and

2.        To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2013.

Votes regarding the election of directors were as follows:

Nominee: A. George "Skip" Battle    For: 234,514,228    Withheld: 9,908,504
Nominee: Michael J. Moritz    For: 244,163,217    Withheld: 259,515

        Based on the votes set forth above, each director nominee was duly elected.

Stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2013. The voting results were as follows:

For: 252,474,919    Against: 1,611,043    Abstain: 271,442    Broker Non-Vote: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LinkedIn Corporation

Date: June 14, 2013	By:	/s/ Erika Rottenberg
Erika Rottenberg
Vice President, General Counsel and Secretary